UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 27, 2020

PreCheck Health Services, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305 W. Woodard Street, Suite 221, Denison TX 75020
(Address of Principal Executive Offices)

(903) 337-1872
(Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, Suite 1100
New York, New York 10105
Phone: (646) 895-7152
Fax: (646) 895-7238
E-mail:
alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
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Securities registered pursuant to Section 12(b) of the Act: None

Item 1.02 Termination of a Material Definitive Agreement

On February 27, 2020, the Company entered into a termination agreement and mutual release with Dr. Albert Maarek, Irina Maarek, Rudy Maarek and Richard Clement, the owners of all of the equity interest in LD Technology, LLC and Medical Screening, Inc., pursuant to which the parties agreed to a termination of the stock purchase agreement dated August 22, 2019, pursuant to which the Company was to acquire all of the equity interest in these two companies, and to a release of their respective obligations under the stock purchase agreement. The termination agreement and mutual release did not affect the Company’s distribution agreement with LD Technology, LLC, which remains in effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Termination agreement and mutual release dated February 27, 2020, between the Company and Dr. Albert Maarek, Irina Maarek, Rudy Maarek and Richard Clement.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2020	PreCheck Health Services, Inc.

	By:	/s/ Justin E. Anderson
Justin E. Anderson
Chief Executive Officer

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